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                                                               EXHIBIT 10.10(a)

                    FOURTH AMENDMENT TO COAL SALES AGREEMENT

         THIS FOURTH AMENDMENT TO COAL SALES AGREEMENT ("Amendment") is made and entered into as of the first day of July, 1998 to amend that certain Coal Sales Agreement dated as of February 15, 1990, as amended by Amendments First, Second and Amendment and Clarification, among ELECTRIC FUELS CORPORATION, KENTUCKY MAY COAL COMPANY, INC. AND COGENTRIX OF RICHMOND, INC. ("Coal Sales Agreement").

                                  WITNESSETH:

         WHEREAS, the parties to the Coal Sales Agreement have determined that certain terms and provisions of the Coal Sales Agreement should be amended; and

         WHEREAS, the Coal Sales Agreement provides that it may be amended only by an instrument in writing signed by all parties.

         NOW, THEREFORE, for good and valuable consideration including the mutual agreements contained herein, the parties to the Coal Sales Agreement do hereby agree as follows:

                  1. Section 3.02 of the Coal Sales Agreement is hereby amended by the addition of a new provision as subsection (e) as follows:

         "(e) In addition to the foregoing provisions of subsection 3.02(a), Seller may request approval of one or more Substitute Supply Source for future use as a source of Substitute Coal. Buyer shall evaluate each such request and, in its sole judgment, determine if the proposed source is acceptable as a Substitute Supply Source to provide Substitute Coal. Buyer shall promptly notify Seller if the proposed source is accepted as a Substitute Supply Source and, if approved, it shall continue to be a Substitute Supply Source unless and until Buyer notifies Seller it is no longer an accepted Substitute Supply Source. Buyer may withdraw such acceptance of a source as a Substitute Supply Source if, in its sole determination, it concludes the Substitute Coal from that source does not meet the requirements of the Agreement or otherwise is less desirable to the Facility than coal supplied from the Source Complex. Substitute Coal may be delivered on a continuous basis or interspersed with deliveries from the Source Complex; provided, however, that interspersed delivery of Substitute Coal does not cause operational difficulties, increased operating costs or otherwise adversely impact the Facility. Buyer may suspend or preclude future interspersed deliveries of Substitute Coal from any or all Substitute Supply Sources by notice to Seller."

                  2. Section 4.01 of the Coal Sales Agreement is hereby amended by deleting the second sentence thereof (set forth in Amendment and Clarification) and inserting in its place the following:


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         "The "Base Price" per ton of coal supplied hereunder on and after July
         1, 1998, shall be $[***] F.O.B. railroad cars at the Source Complex."

                  3. Section 4.02 (a)(i) of the Coal Sales Agreement is hereby amended by deleting the third sentence thereof (set forth in Amendment and Confirmation) and inserting in its place the following:

                  "Notwithstanding the two preceding sentences, the BCP per ton of coal supplied on and after July 1, 1998, shall be $[***] per net ton."

                  4. Article IX of the Coal Sales Agreement is amended by the addition of a new provision as section 9.09 as follows:

                  "Section 9.09. E-Fuel. Buyer shall not be in violation of this Coal Sales Agreement by co-firing the Facility with E-Fuel; provided that during the term of this Coal Sales Agreement 100% of the coal content of such E-Fuel burned at the Facility is supplied to Buyer under this Agreement or otherwise supplied to Buyer by Seller under mutually accepted terms. This Section 9.09 shall apply only to E-Fuel. ("E-Fuel" is the process-engineered coal based fuel produced by the Duquesne Energy, Inc. proprietary process.)"

                  5. This Amendment is subject to and shall be effective only upon receipt of the approval of Buyer's lenders, which approval buyer shall immediately request and diligently pursue. If Buyer's lenders fail to approve this Amendment by October 31, 1998, either party may declare the Amendment null and void ab initio prior to receipt of said lender's consent.

                  6. Upon Buyer receiving lender's approval of this Amendment an adjustment payment for coal delivered to Buyer on and after July 1, 1998, to adjust for the change in Base Coal Price provided by this Agreement, shall be included with the next ordinary payment to Seller under the Coal Sales Agreement.

                  7. Except as specifically provided in this Amendment, the terms and conditions set forth in the Coal Sales Agreement shall remain in full force and effect.

         WITNESS the due execution hereof as of July 1, 1998.

ELECTRIC FUELS CORPORATION

By: /s/ LS Meade Jr.
    ----------------------------
Title: SVP
       -------------------------




[***] These portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.
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KENTUCKY MAY COAL COMPANY, INC.

By: /s/ LS Meade Jr.
    ----------------------------
Title: DIRECTOR
       -------------------------

COGENTRIX OF RICHMOND, INC.

By: /s/ Dennis W. Alexander
    ----------------------------
Title: Group Senior VP
      --------------------------